Exhibit 99.1

Aptevo Provides 2Q26 Business Update and Reports Second Quarter Financial Results

Mipletamig Drives Clinical Momentum with Strong Frontline AML Data, Path Toward Phase 2

Chief Scientific Officer Appointment Strengthens Execution Across Advancing Oncology Pipeline

Non-Dilutive Grant Funding Advances APVO451 and Validates Trispecific Solid Tumor Strategy

Strategic Niowave Collaboration Opens a New Radiopharmaceutical Therapeutic Development Opportunity

SEATTLE, WA – August 14, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the quarter ended June 30, 2026 and provided a business update highlighting strong clinical progress for mipletamig, strengthened scientific leadership, non-dilutive funding to advance its solid tumor trispecific pipeline and expansion into radiopharmaceutical therapeutic development through a 50/50 collaboration with Niowave.

“During the second quarter, we made important progress against the programs and initiatives we believe can create near- and long-term value for Aptevo,” said Jeff Lamothe, President and Chief Executive Officer of Aptevo. “Mipletamig continues to lead our value creation strategy, with RAINIER generating compelling frontline acute myeloid leukemia data and moving toward completion of dose optimization by year end and Phase 2 regulatory interaction early in 2027. We also strengthened our scientific leadership, secured non-dilutive funding to advance trispecific candidate APVO451, and entered a 50/50 collaboration with Niowave that gives us a cost-effective path into radiopharmaceutical therapeutics and access to isotope supply in a constrained market. Together, these achievements put us in a stronger position to advance our pipeline and pursue multiple opportunities to create shareholder value.”

Mipletamig Drives Clinical Momentum with Strong Frontline AML Data and a Path Toward Phase 2

Mipletamig remained Aptevo’s most advanced and central value driver during the quarter, with updated Phase 1b/2 RAINIER trial data continuing to show strong clinical activity in frontline acute myeloid leukemia (AML) when combined with venetoclax and azacitidine. Across 31 evaluable unfit frontline AML patients (through Cohort 5 plus four frontline patients from the completed dose expansion trial), mipletamig demonstrated an 87% clinical benefit rate and an 81% remission rate, supporting its potential to improve standard-of-care outcomes for a patient population with significant unmet need. Safety data observed to date demonstrate mipletamig’s combinability, safety and tolerability in combination with standard-of-care therapy. RAINIER has entered the final stage of dose optimization, positioning Aptevo to complete the Phase 1b RAINIER trial and select the recommended Phase 2 dose this year in anticipation of a Phase 2 regulatory interaction in 1Q27.

Additional Outcomes of Note

•
55% of patients who achieved CR/CRi had blast reductions that reached the important measurable residual disease-negative level (MRD neg), a result that is typically associated with stronger, more durable responses
•
36% of patients with remissions had the TP53 genetic mutation, a high-risk biomarker typically associated with poor prognosis in AML and for which most treatment options frequently fail
•
6 patients treated to date have proceeded to allogeneic stem cell transplant, which represents the best possible outcome in AML treatment and is rarely achieved in the older or unfit frontline patient population

Mipletamig was designed for the way frontline AML is treated: as an added therapeutic component to standard-of-care venetoclax and azacitidine, with the goal of increasing efficacy without materially increasing toxicity burden. Its profile is supported by clinical experience across more than 120 treated patients, no cytokine release syndrome reported in frontline patients through Cohort 5 of the RAINIER trial, activity in a medically unfit frontline population and six patients bridged to transplant, the best possible outcome in the AML treatment landscape. Importantly, mipletamig is not limited to a single genetic alteration or narrow biomarker-defined subgroup, giving it potential applicability across a broader frontline AML population where tolerability, combinability and ease of integration with venetoclax and azacitidine are central to treatment decisions.

Chief Scientific Officer Appointment Strengthens Execution Across an Advancing Oncology Pipeline

Aptevo appointed Mary J. Janatpour, Ph.D., as Senior Vice President and Chief Scientific Officer, adding more than 25 years of oncology research and development leadership to support the Company’s clinical priorities, preclinical strategy and next generation multispecific pipeline. Dr. Janatpour will lead research and preclinical development and play a key role in advancing Aptevo’s expanding portfolio, including its radiopharmaceutical collaboration and trispecific solid tumor programs. Dr. Janatpour has held senior scientific leadership roles across both large biopharmaceutical organizations and emerging biotechnology companies, giving her a rare combination of deep oncology research expertise and hands-on experience building innovative programs in fast-moving development environments.

Non-Dilutive Grant Funding Advances APVO451 and Validates Trispecific Solid Tumor Strategy

Aptevo secured a $1.5 million non-dilutive research grant from the Andy Hill Cancer Research Endowment (CARE) Fund to support investigational new drug (IND)-enabling work for APVO451, a nectin-4-targeted trispecific immunotherapy candidate for solid tumors. The competitive, merit-reviewed award provides meaningful third-party validation for APVO451’s tumor-directed trispecific design and underscores Aptevo’s ability to advance innovative oncology programs through capital-efficient funding strategies. Together, the grant and planned development timeline position APVO451 as an emerging pipeline value driver, with development candidate selection targeted by year-end 2026 and IND-enabling studies planned for the first quarter of 2027.

•
$1.5 million non-dilutive award to support APVO451 IND-enabling work
•
Competitive, merit-reviewed grant provides third-party validation for APVO451’s tumor-directed trispecific approach
•
Development candidate selection targeted by year-end 2026, with IND-enabling studies planned for the first quarter of 2027

Strategic Niowave Collaboration Opens a New Radiopharmaceutical Development Opportunity

Aptevo expanded its development strategy through a 50/50 collaboration with Niowave to develop up to three radiopharmaceutical oncology programs. With radiopharmaceutical therapeutics emerging as one of oncology’s hottest investment areas, the collaboration gives Aptevo a capital-efficient way to enter a field attracting substantial big pharma interest while leveraging its own tumor-targeting expertise. The structure gives Aptevo a cost-efficient path into radiopharmaceutical therapeutics by sharing development costs, while pairing Aptevo’s tumor-targeting expertise with Niowave’s radioisotope production and supply capabilities. Importantly, the collaboration also provides access to isotope supply in a constrained market. Niowave also made an at-the-market equity investment in Aptevo at closing, creating additional alignment between the companies.

•
50/50 collaboration to develop up to three radiopharmaceutical oncology programs
•
Strategic equity investment by Niowave at closing, representing an initial 7.9% ownership position, with the potential to build up to 19.99%
•
Opportunity to extend Aptevo’s tumor-targeting approach into radiopharmaceutical therapeutics for difficult-to-treat cancers

Q2 2026 Financial Position

Aptevo had cash and cash equivalents totaling $9.8 million as of June 30, 2026. During the second quarter of 2026, the company raised $0.6 million under the company’s Standby Equity Purchase Agreements (SEPAs) with Yorkville. For additional APVO financial information and complete access to the company’s filings, click here.

About Aptevo

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company developing novel multispecific immunotherapies for the treatment of cancer. The Company’s lead clinical candidate, mipletamig, is currently being evaluated in frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Aptevo’s pipeline is generated from its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platforms and includes bispecific and trispecific candidates designed to create multiple oncology value drivers across hematologic malignancies and solid tumors. In preclinical development, Aptevo is advancing APVO451, a nectin-4-targeted trispecific immunotherapy candidate for solid tumors and is pursuing strategic opportunities in radiopharmaceutical therapeutics to extend its tumor-targeting expertise into additional cancer treatment approaches. For more information, visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, let alone at a rate of 100%, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, including the Company’s trispecific candidates and their future development and efficacy with respect to addressing multiple solid tumor types, whether pre-clinical studies of Aptevo's trispecific candidates will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether Aptevo’s trispecific candidates will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo's ability to access capital and funding runway, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises , geopolitical risks, including the current war between Russia and Ukraine, the war between United States and Iran and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

VP, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628